Exhibit 99.1

June 21, 2012

Michael V. Lewis

Chairman and Chief Executive Officer

RealD Inc.

100 North Crescent Drive, Suite 200

Beverly Hills, CA 90210

Dear Michael,

By this letter, please accept my resignation from my position as a member of the board of directors of RealD Inc. (which shall also be effective for the corporate bodies of any of its subsidiaries) effective as of the expiration of my consulting agreement with RealD Inc. at 12:01 a.m., Pacific time, on July 16, 2012.

Sincerely,

/s/ Joshua Greer
Joshua Greer